SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2002

PRIMA ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-9408 (Commission file number)	84-1097578 (I.R.S. Employer Identification No.)

1099 18th Street, Suite 400, Denver CO 80202
(Address of principal executive offices)     (Zip Code)

(303) 297-2100
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed from last report.)

PRIMA ENERGY CORPORATION
FORM 8-K
NOVEMBER 12, 2002

Item 5. Other Events

     On November 12, 2002, Prima Energy Corporation, a Delaware corporation, issued a press release reporting financial results for the quarter and nine months ended September 30, 2002 and providing an update of operating activities and commodity hedging transactions. A copy of the press release, as corrected, is attached hereto as Exhibit 99.6.

     The corrections, which did not affect current year information and related only to disclosure of comparative data for the prior year, were made to the last sentence of the fifth paragraph under the sub-heading “Nine Months Ended September 30, 2002”. As initially reported, the sentence read: “Gains on oil and gas hedges aggregating $3,714,000 were included in oil and gas revenues for the first nine months of 2001, and had the effect of increasing average price realizations during the period by $0.53 per Mcf of natural gas, $0.26 per barrel of oil and $0.42 per Mcfe.” The adjustment corrects for erroneous inclusion in gains on oil and gas hedges the amount that was separately reported as the cumulative effect of the change in accounting principle for adoption of SFAS 133 at the beginning of 2001.

Item 7c. Exhibits

     The following exhibits are filed herewith pursuant to the provisions of Item 601 of Regulation S-K.

Exhibit
Table No.	Document	Exhibit No.

99	Prima Energy Corporation Press Release dated November 12, 2002	99.6

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMA ENERGY CORPORATION (Registrant)

Date	November 13, 2002	/s/ Neil L. Stenbuck Neil L. Stenbuck, Executive Vice President & Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Table No.	Document	Exhibit No.

99	Prima Energy Corporation Press Release dated November 12, 2002	99.6